Exhibit 99.4

TRANSITION SERVICES AGREEMENT

Transition Services Agreement (this “Agreement”) dated as of [ ], 2007 among MPC PRO, LLC, a Delaware limited liability company (“Buyer”) and GATEWAY, INC., a Delaware corporation (“Seller”) (together, the “Parties”).

RECITALS

WHEREAS, Purchaser and Seller are parties to an Asset Purchase Agreement dated as of September 4, 2007 (the “Purchase Agreement”) pursuant to which Buyer is purchasing from Seller certain assets and liabilities associated with Seller’s “Professional Division” and that portion of its “Consumer Direct” division that provides business-related products (collectively, the “Business”);

WHEREAS, in connection with and as a condition precedent to the closing of the transactions contemplated by the Purchase Agreement, Seller has agreed to provide certain transition services to Buyer on the terms and conditions hereinafter set forth, all as contemplated by the Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Services Provided.

(a)  Commencing on the Closing Date and during the term of this Agreement, Seller shall provide to Buyer the services described in the Schedules attached hereto (collectively, the “Services”) for the time period and to the extent specified with respect to each such Service in the applicable Schedule and upon the other terms and conditions set forth in this Agreement for the time period and to the extent specified with respect to each such service in the applicable Schedule and upon the terms and conditions set forth in the Agreement. All time periods specified in the Schedules commence on the Closing Date. For the avoidance of doubt, the Services set forth in the Schedules attached hereto shall be the only services of any kind that Seller shall be obligated to provide to Buyer pursuant to this Agreement. Notwithstanding the foregoing, under no circumstances shall Seller be obligated to (i) provide, or cause to be provided, any Services in a manner inconsistent with the manner in which such Services were provided to the Business prior to the Closing Date, except to the extent explicitly provided in an exhibit or (ii) increase, or cause to be increased, the amount or scope of such Services beyond the levels that were provided to the Business prior to the Closing Date, except to the extent explicitly provided in an exhibit.

(b)  Seller agrees to undertake certain buy/sell activity of components on behalf of Buyer in the course of providing the Services, which shall include the procuring of components from component suppliers and the selling of such components to Original Design Manufacturers (“ODMs”), in connection with and in support of the manufacture at such ODMs of finished goods that are being ordered from such ODMs by Seller for subsequent sale to Buyer (“Buy/Sell Activity”). The Buy/Sell Activity shall be conducted in a manner consistent with Seller’s buy/sell activities for the Business prior to the Closing Date.

(c)       Each of Seller and Buyer shall appoint a person to act as its project manager (each, a “Project Manager”) to deal with issues arising out of the performance of this Agreement and to discuss such issues with the other Party’s Project Manager as often as reasonably necessary or desirable in order to facilitate the orderly provision of the Services. The names of the Project Managers initially designated by the Parties are set forth on Exhibit 1. In the event that any of the individuals listed on Exhibit 1 (or such individual’s successor) shall cease for any reason to continue as a Project Manager, the Party for whom such individual served as Project Manager shall promptly, but in any event within 10 business days following the day such project manager ceased to serve as such, appoint a replacement Project Manager, and provide notice to the other Parties hereto of such individual’s name and appointment.

(d)       Seller shall have the right to retain third parties selected by Seller to provide Services on its behalf from time to time. The use or selection by Seller of any such third party shall be in Seller’s sole and absolute discretion and shall not be subject to approval by Buyer; provided that if requested by Buyer, Seller shall keep Buyer reasonably informed from time to time regarding any significant use of such third parties. Seller shall remain responsible, in accordance with the terms of this Agreement, for the performance of any Service it causes to be so provided by a third party.

(e)       Notwithstanding any other provision of this Agreement, in providing the Services, Seller shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of data to Buyer or any alternate supplier of services.

(f)        If Seller reasonably believes it is unable (i) to provide any of the Services because the provision thereof would result in a significant disruption of Seller’s operations or (ii) in the case of data systems, to support the function which the data system relates because of a failure to obtain necessary consents, licenses, sublicenses or approvals, the Parties shall cooperate in good faith to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the mutual satisfaction of the parties, Seller shall use commercially reasonable efforts to (1) continue providing the Service or (2) in the case of data systems, support the function to which the data system relates or permit Buyer to have access to the data system so that Buyer can support the function itself. To the extent an agreed-upon written alternative approach requires payment above and beyond that which is included in Seller’s

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charge for the Service in question, Buyer shall be responsible for such payment as a result of such alternative approach.

(g)       Notwithstanding any other provision of this Agreement, if a Buyer Default occurs and is continuing, Seller shall have no obligation to, and may in its sole discretion refuse to, provide Services and/or engage in Buy/Sell Activity. For purposes of this Agreement a “Buyer Default” shall be deemed to have occurred upon (i) the occurrence of any Event of Default under the Note (as such term is defined in the Purchase Agreement) or (ii) any failure by Buyer (or the Wells Fargo Business Credit operating division of Wells Fargo Bank, National Association, on behalf on Buyer) to pay any amounts due pursuant to any Invoice under this Agreement by the date that is five (5) Business Days after the date on which such payment is due, subject to the procedures regarding Invoice Objections set forth in Section 2(e) hereof. Whenever in this Agreement any Party is permitted or required to make a determination in its “sole discretion”, such Party shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting any other Party or person.

SECTION 2. Fees.

(a)       In consideration for the Services to be provided by Seller hereunder, Buyer shall pay to Seller a total fee of $6,150,000, payable as follows: (i) eight bi-weekly installments of $723,530 due on the second, fourth, sixth, eighth, tenth, twelfth, fourteenth and sixteenth Friday after the Closing Date and (ii) one payment of $361,760 due on the seventeeth Friday after the Closing Date.

(b)       If any Extended Services are provided by Seller pursuant to Section 3(a), Buyer shall pay to Seller $606,000 for each week or part thereof that Seller performs such Extended Services, payable on the Friday of every week during which such Extended Services are being performed.

(c)       Buyer shall reimburse Seller for all software license fees paid by Seller in the course of providing the Services that would not have been incurred by Seller but for the provision of Services to Buyer pursuant to this Agreement (“Incremental Software License Fees”). Prior to providing the Services, Seller shall provide Buyer with written notice setting forth the expected Incremental Software License Fees associated with providing such Services to Buyer. If Buyer provides written or verbal approval of such expected Incremental Software License Fees, Buyer shall pay the actual Incremental Software License Fees on the Friday following receipt by Buyer of a notice from Seller setting forth the amounts actually paid by Seller and amounts owed by Buyer hereunder. If Buyer does not approve of an expected Incremental Software License Fee, Seller may decline to provide any Services that Seller reasonably believes requires a software license for which Buyer has not agreed to pay the applicable Incremental Software License Fees.

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(d)       Buyer shall reimburse Seller for all Buy/Sell Activity undertaken by Seller in the course of providing the Services, as specified below:

(i)     Buyer shall reimburse Seller for all components, accessories and finished goods purchased by Seller on behalf of Buyer in the course of providing the Services, subject to a percentage markup over amounts paid by Seller for such items. Such percentage markup shall be (i) one-half percent (0.5%) during the first eight-week period following the Closing Date, (ii) one percent (1%) during the second eight-week period following the Closing Date and (iii) two percent (2%) thereafter. At the end of each Invoice Period, Seller shall estimate Buyer’s portion of the total purchased components, accessories and finished goods based on Buyer’s proportion of total product production being produced on behalf of Seller and Buyer by ODMs, with any product production that is in support of orders from Buyer deemed to be product that is produced for Buyer. Seller shall then apply the appropriate percentage markup to such estimated Buyer’s portion of the total purchased components, accessories and finished goods to determine an estimate of the total amount owed by Buyer to Seller for Buy/Sell Activity during such Invoice Period (the “Estimated Buy/Sell Total”). If the actual amount of purchased components, accessories and finished goods attributable to Buyer for an Invoice Period after applying the appropriate percentage markup to such amount (the “Actual Buy/Sell Total”) is less than the corresponding Estimated Buy/Sell Total, Seller will reimburse such difference to Buyer within 15 days after the date of the Invoice for the related Invoice Period.  If the Actual Buy/Sell Total is greater than the corresponding Estimated Buy/Sell Total, Buyer will reimburse such difference to Seller within 15 days after the date of the Invoice for the related Invoice Period.

(ii)  Buyer shall reimburse Seller for its portion of ODM layering charges, which shall be allocated to Buyer in proportion to its portion of the total product production produced on behalf of Seller and Buyer by ODMs. In the event that such ODM layering charges result in a credit to Buyer, such credit shall be reflected on the Invoice for the Invoice Period in which it is determined that a credit is due.

(iii) Buyer shall reimburse Seller for its portion of ODM charges for excess and obsolete components, which shall be allocated to Buyer where such excess and obsolete components were ordered for Buyer’s product production (taking into consideration any production decommits from Buyer).

(iv) Buyer will reimburse Seller for its portion of those charges associated with the movement and storage of components, accessories and finished goods, including but not limited to transportation, warehousing and handling cost. Buyer’s portion of such charges shall be allocated to Buyer in proportion to Buyer’s proportion of the total product production

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produced on behalf of Seller and Buyer by ODMs, with any product production that is in support of orders from Buyer deemed to be product that is produced for Buyer.

On the fifth business day following the Closing Date, and at the end of each week thereafter for so long as Seller performs Services for Buyer under this Agreement (each, an “Invoice Period”), Seller will provide a statement to Buyer, listing in reasonable detail the buy/sell activity undertaken by Seller hereunder and listing the amounts paid by Seller and amounts owed by Buyer hereunder (each, an “Invoice”).

(e)       If Buyer disagrees with the amount set forth on an Invoice, Buyer shall send to Seller a reasonably detailed written notice of such disagreement (the “Invoice Objection”) no later than the 10th day after the date of the Invoice, in the case of an Invoice for freight costs or service costs and no later than the 25th day after the date of the Invoice, in the case of any other Invoice. Notwithstanding any Invoice Objection made by Buyer, Buyer shall in any event pay any portion of the amount set forth on the Invoice with which it agrees no later than the 15th day after the date of the Invoice, in the case of an Invoice for freight costs or service costs, and no later than the 30th day after the date of the Invoice, in the case of any other Invoice, to the extent that such amount is not paid in accordance with the terms of the Intercreditor Agreement referenced in Section 10.09 of the Purchase Agreement (the “Intercreditor Agreement”). If no Invoice Objection is received by Seller by the applicable date set forth in the first sentence of this Section 2(e), such Invoice shall be deemed final and conclusive and agreed to by Buyer, and Buyer shall pay the full amount of such Invoice by the applicable date set forth in the second sentence of this Section 2(e). Buyer and Seller shall resolve any Invoice Objection and any other disputes or disagreements relating to Invoices in accordance with the procedures provided for in Section 7.

(f)        The Applicable Gateway Weekly Payoff Amount (as defined in the Intercreditor Agreement) that Seller shall provide in the applicable weekly statement to Wells Fargo, National Association (“Wells Fargo”) under the Intercreditor Agreement shall be the amount specified as payable by Buyer on the Invoice for the related week; provided that Seller may, in its sole discretion, increase the Applicable Gateway Weekly Payoff Amount to be included in any applicable weekly statement provided to Wells Fargo pursuant to the Intercreditor Agreement by any amount payable by Buyer to Seller in respect of Services, Extended Services or Incremental Software License Fees that is not paid when due under this Agreement (in each case without duplication in any subsequent weekly statement provided to Wells Fargo).

(g)       If on any date there exist amounts that would otherwise be payable by Buyer to Seller in respect of Services, Extended Services, Incremental Software License Fees or any Invoice, on the one hand, and amounts under any agreement that would otherwise be payable by Seller to Buyer, on the other hand,

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then, on such date, either party may elect to set-off such amounts by written notice to the other party, upon which each party’s obligation to make payment of such amounts will be automatically satisfied, discharged and replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger amount over the smaller aggregate amount.

(h)       Late payments shall bear interest at a rate of 8% per annum, compounded monthly.

(i)        If the total value of (x) the value of the Net Inventory Minus Liabilities, as determined on the Final Net Inventory/Liability Statement plus (y) $[?] (representing the amount paid by Gateway Computers, Inc. to Quanta Computers Inc. (“Quanta”) to purchase the 40% membership interest in Gateway Pro Partners, LLC owned by Quanta) minus (z) the total amount of Customer Prepayments as of the Closing Date in respect of which Buyer is assuming Liabilities to deliver Products or perform services pursuant to Section 2.01(g) of the Purchase Agreement is less than $21,800,000, then Seller shall credit the difference between $21,800,000 and such total value against Buyer’s payment obligations hereunder.

SECTION 3. Term.

(a)       This Agreement shall continue in effect until the latest expiration date specified for a Service in any Schedule hereto (or such other date as may be agreed to in writing by the Parties) (the “Expiration Date”), unless earlier terminated in accordance with Section 3(b) or Section 3(c) below; provided that if Buyer desires a continuation of the term of this Agreement beyond the Expiration Date (or such other applicable expiration date specified for a Service in a Schedule hereto) and Buyer notifies Seller within 30 days prior to the Expiration Date (or within 30 days prior to the expiration date specified in the relevant Schedule), Seller agrees to negotiate with Buyer in good faith regarding an extension of the term of the Services, provided that Seller shall be under no obligation to provide any extension under this Section 3(a) and may extend or not extend the term of the Services in its sole discretion. If the Parties agree to extend the term of this Agreement beyond the Expiration Date, regardless of the cause, Buyer shall pay Seller for such services (the “Extended Services”) such amounts as determined in accordance with Section 2(b).

(b)       Beginning on the date that is 17 weeks after the Closing Date, Buyer may terminate this Agreement or any Service to be provided hereunder for any reason at any time upon at least 30 days’ prior written notice to Seller. For the avoidance of doubt, prior to the date that is 17 weeks after the Closing Date, Buyer shall not be permitted to terminate this Agreement except pursuant to Section 3(c) below. Notwithstanding termination of this Agreement or any Service by Buyer pursuant to this Section 3(b), Buyer shall remain liable for all fees outstanding pursuant to Section 2 hereof.

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(c)       Notwithstanding anything to the contrary contained herein, (i) Buyer may terminate this Agreement in whole or in part at any time in the event of any material breach or default by Seller of any of Seller’s obligations under this Agreement and the failure of Seller to cure, or to take substantial steps towards the curing of, such breach or default within 30 days after receipt of written notice from Buyer requesting such breach or default to be cured; and (ii) Seller may terminate this Agreement in whole or in part at any time in the event of any material breach or default by Buyer of any of Buyer’s obligations under this Agreement and the failure of Buyer to cure such breach or default within 30 days after receipt of notice from Seller requesting such breach or default to be cured.

(d)       Upon termination of this Agreement or upon the Expiration Date, if such date has not been extended, Seller shall retain all books and records, or copies thereof, pertaining to the business of Buyer used or generated in the course of the provision of Services hereunder. Thereafter, Seller will have the right to dispose of such books and records, but will not do so within two years of expiration or termination of this Agreement unless it has given Buyer at least 30 days’ prior notice of such disposition and the reasonable opportunity, to the extent practicable, to have such books and records copied or delivered to Buyer at Buyer’s expense. If requested by Buyer and subject to Section 6 of this Agreement, Seller will afford Buyer reasonable access to such books and records during normal business hours at Buyer’s expense and will permit Buyer at its expense to copy or to take original copies of such books and records to the extent such books and records pertain solely to Buyer’s businesses and to copy such books and records to the extent such books and records pertain to Buyer’s businesses only in part.

SECTION 4. Indemnification.

(a)       Seller shall indemnify and hold harmless Buyer, its successors and Affiliates, and their respective officers, directors, employees, shareholders and agents from and against all damages, losses, liabilities and expenses (including reasonable attorneys’ fees) in connection with any action, suit or proceeding involving a third party claim (“Damages”) directly arising from the willful misconduct of Seller in connection with the provision of Services by Seller to Buyer; provided, however, that in the event that Damages arise out of the willful misconduct of both Seller and Buyer, Seller shall not be required to indemnify or hold harmless Buyer to the extent that the Damages are caused by the willful misconduct of Buyer. Seller’s liability under this Section 4(a) shall be subject to the provisions of Section 4(c) and shall not, in the aggregate, exceed the aggregate amount of fees received by Seller under this Agreement.

(b)       Buyer shall indemnify and hold harmless Seller, its successors and Affiliates, and their respective directors, employees, shareholders, and agents from and against any and all Damages directly arising from the willful misconduct of Buyer in connection with the provision of Services by Seller to Buyer; provided, however, that in the event that Damages arise out of the willful

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misconduct of both Seller and Buyer, Buyer shall not be required to indemnify or hold harmless Seller to the extent that the Damages are caused by the willful misconduct of Seller. The liability of Buyer under this Section 4(b) shall be subject to the provisions of Section 4(c).

(c)       NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES) OF THE OTHER PARTY, ITS SUCCESSORS, ASSIGNS OR THEIR RESPECTIVE AFFILIATES, AS A RESULT OF OR ARISING FROM THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN TORT, CONTRACT, BREACH OF WARRANTY, INDEMNIFICATION OR OTHERWISE.

(d)       Seller shall not be responsible for the correction of any erroneous data provided by Seller in the course of providing the Services unless Buyer requests in writing the correction of such data within 90 calendar days of the provision by Seller to Buyer of such data.

(e)       In the event any liability arises from the performance of Services hereunder by a third party contractor, Buyer shall be subrogated to such rights, if any, as Seller may have against such third party contractor with respect to the Services provided by such third party contractor to or on behalf of Seller.

(f)        The procedures, but none of the monetary thresholds or limitations, contained in Section 11.05 of the Purchase Agreement shall govern indemnification under this Section 4.

SECTION 5. Independent Contractor; No Partnership.

(a)       Seller shall, in its sole discretion, select the Seller employees to provide services hereunder on a basis consistent with Seller’s past practice, and such individuals shall not be deemed to be employees of Buyer. All work performed hereunder by Seller shall be performed by Seller as an independent contractor.

(b)       Notwithstanding anything herein to the contrary, no partnership or joint venture has been, or under any circumstances shall have been deemed, created in or by this Agreement or as a result of the provision of Services hereunder.

(c)       Except as specifically set forth in this Agreement or as otherwise explicitly provided in a writing signed by the Parties, none of the Parties shall have any authority or authorization, of any nature whatsoever, to speak for or bind the other.

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SECTION 6. Use of Information, Confidentiality. As a result of the provision of Services to Buyer hereunder or any access to books and records contemplated by this Agreement or otherwise after the performance of this Agreement, the Parties hereto and their respective Affiliates may receive, have access to or obtain Confidential Information relating to any other Party. Each of the Parties shall, and shall cause each of its Affiliates to, (i) keep confidential any such Confidential Information, except to the extent such information (a) is or becomes public, except through the disclosure of such information by any Party or any of its Affiliates; (b) becomes available to any Party or any of its Affiliates from a third party that is not, to the knowledge of such Party, required to keep such information confidential; or (c) is required to be disclosed by any Party or any of its Affiliates pursuant to any law, rule, regulation or court order; provided that, to the extent consistent with that law, rule, regulation or court order, such Party or the relevant Affiliate shall give the other Party or Parties prior notice of that impending disclosure and the opportunity to object to or minimize that disclosure; (ii) distribute any such Confidential Information only to those of its own employees and officers and agents who have a reasonable need for it; and (iii) not use such Confidential Information in any manner except for the purpose provided.

“Confidential Information” means any information concerning the businesses and affairs of a Party or any of its Affiliates, regardless of whether such information is specifically identified as “confidential”, including but not limited to all trade secrets and other proprietary and confidential information relating to such Party or any of its Affiliates or their businesses, including products, formulas, processes, designs, computer data or programs, know-how, data, data systems and related procedures and documentation, existing and prospective customer, vendor and supplier lists and files, agreements and contracts, documents, methods of conducting business, financial and accounting statements and records, business plans, budgets and projections, prospective customer proposals, technical information, marketing materials and concepts, methods for developing and maintaining business relationships with customers and prospective customers, and any information otherwise designated as Confidential Information by such Party or any of its Affiliates.

SECTION 7. Dispute Resolution Procedure.

(a)       In the event of a dispute or a disagreement under this Agreement or any Schedule hereto, the Parties’ respective Project Managers shall use reasonable efforts to resolve the matter through conference calls, face-to-face meetings and/or other communications. The entire escalation and resolution process shall be completed in fewer than 20 calendar days; provided, however, that the Project Managers shall have the discretion to agree in writing to extend this time period. The written agreement to extend the time period shall include a revised time period. If after 10 days the disagreement or dispute is not resolved to the Parties’ mutual satisfaction, the disagreement or dispute shall be escalated to the senior

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management of the Parties, which shall have an additional 10 calendar days to resolve the matter, subject in each case to extension as provided above.

(b)       If the senior management of the Parties are not able to resolve a disagreement or dispute within 20 calendar days after initiation of the procedures provided for in this Section (subject to extension as provided above), either Party may pursue any remedy available to it under this Agreement or as permitted by law.

SECTION 8. Assignment; Non-Exclusive.

(a)       This Agreement is not assignable by any Party without the express prior written consent of the other Party hereto, and any such unauthorized assignment or transfer will be void.

(b)       Without in any way limiting the obligations of the Parties under this Agreement, Seller agrees that Buyer may enter into agreements with other Parties for the provision of any Services provided by Seller hereunder.

SECTION 9. Notices. All notices and other written communications hereunder shall be in writing and shall be given as follows:

If to Seller, to:

Gateway, Inc.
765 Irvine Center Drive
Irvine, CA 92618-2930
Attention: Chief Financial Officer
Facsimile No.: (949) 471-7014

with a copy to:

Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025
Attention: Mischa Travers
Facsimile No.: (650) 752-2111

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If to Buyer, to:

MPC Corporation
906 East Karcher Road
Nampa, Idaho
Attention: Chief Financial Officer
Facsimile No.: (208) 893-7218

with a copy, to:

Holland & Hart LLP

101 S. Capitol Blvd., Suite 1400

Boise, ID 83702

Attention: Brian T. Hansen

Facsimile No.: (208) 343-8869

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 11. Severability. If any term of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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SECTION 12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

SECTION 13. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS BETWEEN THE PARTIES CONTEMPLATED HEREBY OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER HEREOF. THIS WAIVER IS IRREVOCABLE AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED WITH THE COURT AS A WRITTEN CONSENT TO A TRIAL WITHOUT A JURY.

SECTION 14. Schedules. The schedules to this Agreement (collectively, the “Schedules”) are deemed a part of this Agreement and are subject to all of the provisions herein (including without limitation Section 4 hereof).

SECTION 15. Entire Agreement; Modification; Waivers. This Agreement and the Schedules attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to Services. This Agreement and the Schedules attached hereto may not be altered, modified or amended except by a written instrument signed by all affected parties. The failure of any Party to require the performance or satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

SECTION 16. Inconsistency. In the event of any inconsistency between the terms of this Agreement and any of the Schedules hereto, the terms of this Agreement (other than the Expiration Date of particular Services and the charges for those Services contained in the Schedules) shall control unless the conflicting Schedule term specifically states that it is intended to override a term of this Agreement.

SECTION 17. Defined Terms. Defined terms used, but not defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

SECTION 18. Force Majeure. Notwithstanding anything to the contrary in this Agreement, performance or provision of Services by Seller or any third-party selected by Seller as provided herein and receipt thereof by Buyer under this Agreement may be suspended or curtailed without liability to Seller or any of its Affiliates to the extent, and for so long as, any event (“Force Majeure Events”) that is beyond the reasonable control of Seller or any third party selected by Seller

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as provided herein (as applicable, the “Non-Performing Party”), including but not limited to the following events, prevents or makes commercially impracticable the performance of any obligation hereunder of the Non-Performing Party: (i) acts of God, the elements, epidemics, explosions, floods, tornadoes, hurricanes or other windstorms, landslides, lightning, earthquakes, fires, storms or floods; (ii) labor trouble consisting of strikes, walk-outs, injunctions or any other similar actions (whether or not within the reasonable control of the Non-Performing Party; it being understood and agreed that the settlement of strikes, walk-outs, injunctions and any other similar actions shall be entirely within the discretion of the Non-Performing Party); (iii) inability, despite the commercially reasonable efforts of Seller, which shall not include expenditure by Seller of any significant additional amounts that are not reimbursed by Buyer, to obtain material, equipment, utilities or transportation; (iv) a failure or breakdown, despite the commercially reasonable efforts of Seller, which shall not include expenditure by Seller of any significant additional amounts that are not reimbursed by Buyer, of equipment or machinery, fiber optic cable cuts, or interruption or failure of telecommunication, electrical or digital transmission links; (v) national defense requirements, war, revolution, terrorism, blockades, insurrections, sabotage, riots, arrests and restraints of the government, either federal or state, civil or military; or (vi) any applicable law, regulation or rule or the enforcement thereof by any governmental or regulatory agency having jurisdiction, that shall prevent the Non-Performing Party from performing or providing any Service, or shall limit the Non-Performing Party’s ability to perform or provide such Service, or any such agency shall notify the Non-Performing Party of its intention to fine or penalize the Non-Performing Party or otherwise impede or limit the Non-Performing Party’s performance or provision, or ability to perform or provide, such Service. Any delay, limitation or failure of performance by the Non-Performing Party due to one or more Force Majeure Events shall not be deemed a breach of or failure to perform under this Agreement or any part hereof and this Agreement shall otherwise remain unaffected; provided that (i) Buyer may terminate any Service that remains so interrupted for more than 60 days pursuant to Section 3 and (ii) Buyer shall have no obligation to pay for any Services not received as a result of any Force Majeure Event.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GATEWAY, INC.
By:
Name: John Goldsberry
Title: SVP & CFO

MPC-PRO, LLC
By:
Name:
Title:

[Signature Page to Transition Services Agreement]

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